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                                                                    EXHIBIT 10.9

                             RESTRICTED STOCK PLAN
                       OF LYONDELL PETROCHEMICAL COMPANY



Section 1 Purpose.
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     The Restricted Stock Plan of Lyondell Petrochemical Company (the "Plan") is
     intended to provide key employees (including executive officers) of Lyondell Petrochemical Company and its subsidiaries and affiliates (the "Company") with a proprietary interest in the Company's success and progress by granting them shares of the Company's Common Stock ("Common Stock"), that are restricted in accordance with the terms and conditions set forth below ("Restricted Shares"). The Plan is intended to increase the alignment of key employees with the interests of the Company's shareholders in terms of both risk and reward and to strengthen the Company's ability to continue to attract and retain highly qualified employees.

Section 2 Eligibility.
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     Executive officers who are eligible to participate in the Company's
     Value Share Plan ("Value Share Plan Participants") shall automatically be eligible to participate in this Plan. In addition, the Company's Chief Executive Officer may designate key employees of the Company, other than Value Share Plan Participants, who he determines to be in a position to contribute directly to the Company's continued economic success, as eligible to participate in this Plan. These participants, together with the Value Share Plan Participants, shall be referred to as "Participants". No non-employee director shall be eligible to participate in this Plan.

Section 3 Shares Reserved Under the Plan
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     The shares of Common Stock covered by grants under this Plan as Restricted
     Shares will not exceed one (1) million shares in the aggregate, subject to adjustment as provided below, and in accordance with and subject to Rule 16b-3 of the Securities and Exchange Act of 1934, ("Exchange Act") as amended. Restricted Shares may be originally issued or treasury shares or a combination of both.

     Any shares of Common Stock granted as Restricted Shares that are terminated, forfeited or surrendered or which expire for any reason will be available again for issuance under this Plan, provided that those shares shall not be reissued if any Participant subject to Section 16 of the Exchange Act, directly or indirectly received any of the benefits of ownership of those shares of Common Stock prior to termination, forfeiture or surrender.

     In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the Company's corporate structure or shares, the Compensation Committee ("Committee") of the Board of Directors ("Board") of the Company may make


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     such equitable adjustments in the number and class of shares authorized to be granted as Restricted Shares, as it deems appropriate to prevent
     dilution or enlargement of rights.   Shares issued as a consequence of any
     such change shall be issued subject to the same restrictions and provisions applicable to the original grant of Restricted Shares.

Section 4 Grants.
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     The Chief Executive Officer of the Company may from time to time authorize grants of Restricted Shares to Participants, other than Value Share Plan Participants, who have been designated as eligible under Section 2 of this Plan. At least annually, the Chief Executive Officer shall notify the Committee of key employees designated as eligible and the amount of authorized grants of Restricted Shares to those key employees under this Plan.

     If the Participant has been awarded Restricted Stock under the Value Share Plan, the Committee shall grant each Value Share Plan Participant a number of Restricted Shares under this Plan equal one third of the total award under the Value Share Plan, divided by the average daily closing share price of Common Stock during the last month of the Performance Cycle on which the award is based. If the Participant has been awarded Restricted Stock as a separate award under the Value Share Plan, the Committee shall grant the Value Share Participant a number of Restricted Shares equal to that separate award based on the share price described above.

     Grants of Restricted Shares to Participants shall be on the terms and conditions and with the restrictions determined from time to time by the Committee under Section 5 of this Plan.

Section 5 Terms and Conditions of Restricted Shares.
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     (a)  General.  Each grant of Restricted Shares shall be subject to the
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          restrictions under subsection (c) for the Restricted Period of the grant.

     (b)  Restricted Period.  The Restricted Period shall begin on the date of
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          the grant and shall continue for a period of time determined on the date of the grant, subject to the following conditions: (i) the Restricted Period for a grant to a Value Share Plan Participant shall lapse on the last day of each year following the grant as to one third of the grant of Restricted Shares, until, on the last day of the third year following the grant, the Restricted Period has totally lapsed as to all Restricted Shares for that particular grant; and (ii) the Restricted Period for a grant to Participants who are not Value Share Plan Participants shall not be less than the Restricted Period for a grant to Value Share Plan Participants.

     (c)  Restrictions. One or more of these restrictions shall be a restriction
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          which constitutes a substantial risk of forfeiture.  The Participant shall have all ownership rights and privileges of a shareholder as to the Restricted Shares, including the right to vote such Restricted Shares, except as follows: (i) the Participant shall not be entitled to delivery of a stock certificate representing the number of Restricted Shares granted until the lapse of the Restricted Period;
          (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) except as provided in subsection

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          (d), all grants of Restricted Shares shall be forfeited if the
          Participant fails to satisfy the terms of the grant of Restricted Shares by the end of the Restricted Period. During the Restricted Period, the Restricted Shares may be held on an uncertificated basis or a stock certificate representing the number of Restricted Shares granted may be registered in each Participant's name but held in custody by the Company for the Participant's account and not released to the Participant until the Restricted Period lapses.

     (d)  Forfeiture.
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          All rights of a Participant to any grant of Restricted Shares shall be forfeited without any further obligation on the Company's part if (i) a Participant ceases to be an employee of the Company for a reason other than Death, Disability, Retirement, Change of Control, or transfer to the Atlantic Richfield Company, LYONDELL-CITGO Refining Company Ltd. or an entity substantially owned or controlled by the Company; or (ii) if the restrictions imposed by the Committee are not otherwise satisfied by the end of the Restricted Period, unless the Committee makes an affirmative decision that any or all of the Participant's grant of Restricted Shares shall not be forfeited. Restricted Shares that are forfeited may be used for other grants of Restricted Shares.

     (e)  Lapse of Restrictions.
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          If a Participant ceases to be an employee of the Company by reason of
          Disability, Death or Retirement or, if a Change of Control occurs, any restrictions on an outstanding grant of Restricted Shares shall immediately lapse and the Participant's right to the grant shall be fully vested.

          For purposes of thve section, the following definitions apply:

          (i) "Disability", for Participants other than Value Share Plan Participants, means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code. "Disability", for Value Share Plan Participants, means the Participant is totally disabled according to the provisions of the Company's Executive Long-Term Disability Plan.

          (ii) "Retirement" means a termination of employment with a right to commence an immediate retirement allowance under a retirement plan maintained by the Company.

          (iii)"Change of Control" means a change of control as defined in a Participant's Executive Severance Agreement between the Participant and the Company or, if the Participant does not have an Executive Severance Agreement with the Company, as defined in the Company's Supplemental Executive Benefit Plans Trust Agreement.

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     (f)  Delivery of Restricted Shares. A stock certificate for the number of
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          Restricted Shares which have vested shall be delivered free of all such restrictions to the Participant or the Participant's beneficiary or estate, as the case may be, on the lapse of the Restricted Period.


Section 6 Regulatory Compliance.
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     A Participant or Participant's beneficiary or estate shall not receive or sell any Common Stock granted pursuant to this Plan until all appropriate listing, registration and qualification requirements and consents and approvals have been satisfied or obtained, free of any condition unacceptable to the Board of Directors.

     The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares, including restrictions under the Restricted Period, whenever it determines that such action is appropriate as a result of changes in applicable laws or other circumstances after the date of the grant.

Section 7 Administration.
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     The Plan shall be supervised and administered by the Committee or any successor committee with responsibility for executive compensation. The Committee shall have all necessary authority and discretion to interpret any provision of this Plan or to determine any questions regarding grants of Restricted Shares under this Plan. Any determination or interpretation by the Committee shall be final, conclusive and binding on all persons. Any Committee determination may be made in writing signed by a majority of Committee members, without notice or meeting.

Section 8 Termination or Amendment of the Plan.
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     The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 6) without shareholder approval, unless otherwise required by law or by the rules of the Securities and Exchange Commission or New York Stock Exchange. No termination or amendment of the Plan may impair a Participant's rights with respect to outstanding grants of Restricted Shares under the Plan without the Participant's consent.

Section 9 Miscellaneous.
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     (a)  The Company shall have the right to require that the Participant pay any taxes required by law with respect to the issuance or delivery of, or the lapse of restrictions on, Restricted Shares prior to issuance or delivery.

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     (b)  Nothing in the Plan shall be deemed to create any right in a
          Participant to continued employment or other service with the Company. Participants shall have no rights under this Plan other than as general creditors of the Company.

Section 10  Governing Law.
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     The Plan shall be construed according to the law of the State of Texas to the extent federal law does not supersede and preempt State law.

Section 11  Effective Date.
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     The Plan shall become effective as of January 1, 1995, provided that a majority of the holders of the Company's Common Stock shall have approved the Plan at the Company's 1995 Annual Meeting of Stockholders.

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